Exhibit 99.1

MAKO Surgical Corp. Announces 2008 Fourth Quarter Selected Operating Results in Advance of Investor Meeting

FORT LAUDERDALE, FL – (PRIMENEWSWIRE) — January 12, 2009 — MAKO Surgical Corp. (NASDAQ:MAKO), a medical device company focused on marketing its Tactile Guidance System™ (TGS™), an advanced robotic-arm solution, and its implants for a minimally invasive orthopedic knee procedure, known as MAKOplasty®, today announced selected operating results for the quarter ended December 31, 2008 in anticipation of its business update presentation at the 27th Annual J.P. Morgan Healthcare Conference at the Westin St. Francis Hotel in San Francisco on Wednesday, January 14, 2009 at 2:00 pm PST.

MAKO will provide a live webcast of the audio of the business update presentation. Interested parties may access the live webcast by visiting the investor relations section of MAKO’s web site at www.makosurgical.com. A replay of the webcast will be available at the site after the live presentation.

2008 Fourth Quarter Selected Operating Results

MAKOplasty Procedure Volume – During the fourth quarter, 200 MAKOplasty procedures were performed, representing a 26% increase over the third quarter of 2008. A total of 601 MAKOplasty procedures were performed during the 2008 year, compared to 2008 annual guidance of 550 to 600 MAKOplasty procedures, representing a 258% increase from the 2007 year.

TGS Sales – Four TGS units were installed and customer accepted at commercial sites during the 2008 fourth quarter. A total of twelve TGS units were installed and customer accepted at commercial sites in the 2008 year, compared to 2008 annual guidance of ten to eleven units. The total number of commercial TGS sites as of December 31, 2008 was seventeen.

“We are pleased with our selected operating results for the fourth quarter,” said Maurice R. Ferré, M.D., President and Chief Executive Officer of MAKO.  “The completion of 200 MAKOplasty procedures and the addition of four new commercial sites despite the challenging economic conditions highlight the benefits our surgeons and hospitals recognize from implementing our Tactile Guidance System and offering patients an attractive alternative to total knee replacement.”

Earnings Call Information

MAKO will host a conference call on Tuesday, March 10, 2009 at 4:30 pm EST to discuss its fourth quarter and full year financial results. To listen to the conference call, please dial 888-677-8749 for domestic callers and 913-312-1269 for international callers approximately ten minutes prior to the start time. To access the live audio broadcast or the subsequent archived recording, visit the Investor Relations section of MAKO’s website at www.makosurgical.com.

About MAKO Surgical Corp.

MAKO Surgical Corp. is a medical device company that markets both its advanced robotic-arm solution and its proprietary implants for minimally invasive orthopedic knee procedures. The MAKO Tactile Guidance System™ (TGS™) is a surgeon-interactive tactile platform that incorporates a robotic arm and patient-specific visualization technology and prepares the knee joint for the insertion and alignment of MAKO’s resurfacing implants through a minimal incision. The FDA-cleared TGS allows surgeons to provide a precise, consistently reproducible tissue-sparing, bone resurfacing procedure called MAKOplasty® to a large, yet underserved patient-specific population suffering from early to mid-stage osteoarthritic knee disease. MAKO has an intellectual property portfolio of more than 200 licensed or owned patents and patent applications relating to the areas of computer assisted surgery, haptics, robotics and implants. Additional information can be found at www.makosurgical.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Examples of such statements include, but are not limited to, statements about the timing and number of planned new product introductions, market acceptance of the MAKOplasty® solution, the future availability of implants and components of our Tactile Guidance System™, or TGS™, from third-party suppliers, including single-source suppliers, the anticipated adequacy of our capital resources to meet the needs of our business, our ability to sustain, and our goals for, sales and earnings growth and our success in achieving timely approval or clearance of products with domestic and foreign regulatory entities. These statements are based on the current estimates and assumptions of our management as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause actual results to differ materially from those indicated by forward-looking statements. Many of these factors are beyond our ability to control or predict. Such factors, among others, may have a material adverse effect on our business, financial condition and results of operations and may include the potentially significant impact of an economic downturn on the ability of our customers to secure adequate funding to buy our products or cause our customers to delay a purchasing decision, changes in competitive conditions and prices in our markets, decreases in sales of our principal product lines, increases in expenditures related to increased governmental regulation of our business, loss of key management and other personnel or inability to attract such management and other personnel and unanticipated intellectual property expenditures required to develop and market our products. These and other risks are described in greater detail under Item 1A “Risk Factors,” contained in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2008. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We do not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances in the future, even if new information becomes available.

“MAKOplasty®,” “RESTORIS®,” “Tactile Guidance System™” and “TGS™,” as well as the “MAKO” logo, whether standing alone or in connection with the words “MAKO Surgical Corp.” are trademarks of MAKO Surgical Corp.

CONTACT:

Investors:

MAKO Surgical Corp.

Susan M. Verde

954-927-2044 x349

sverde@makosurgical.com

or

Westwicke Partners

Mark Klausner

443-213-0500

mark.klausner@westwicke.com

Source: MAKO Surgical Corp.

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